EXHIBIT 5.1

                               SHEARMAN & STERLING
                              599 Lexington Avenue
                            New York, New York 10022




                                  April 7, 1999




Boston Scientific Corporation
One Boston Scientific Place
Natick, MA  01760

Ladies and Gentlemen:

         We are acting as counsel to Boston Scientific Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, of a combined Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), relating to the proposed public offering from time to time, together or separately, of the following securities of the Company with an aggregate initial public offering price of up to $1,200,000,000: (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); (iii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (the "Depositary Shares"); (iv) shares of common stock, par value $0.01 per share (the "Common Stock"); (v) warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"); (vi) stock purchase contracts to purchase shares of Common Stock or Preferred Stock (the "Stock Purchase Contracts"); (vii) stock purchase units (the "Stock Purchase Units"), representing ownership of a Stock Purchase Contract and Trust Preferred Securities (as defined below) or other debt obligations of third parties; or (viii) guarantees by the Company of preferred securities ("Trust Preferred Securities") of BSC Capital Trust, BSC Capital Trust II and BSC Capital Trust III (the "Trust Preferred Securities Guarantees"). The Debt Securities, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Trust Preferred Securities Guarantees are collectively called the "Securities." Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other securities.


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         The Debt Securities will be issued in one or more series pursuant to an indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank, Trustee (the "Trustee"). The Warrants will be issued pursuant to one or more warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a Warrant Agent. The Depositary Shares will be evidenced by depositary receipts pursuant to one or more deposit agreements (each a "Deposit Agreement") to be entered into between the Company and a depositary.
The Trust Preferred Securities Guarantees will be issued pursuant to one or more trust guarantee agreements to be entered into between the Company and the Trustee.

         We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indentures and the issuance, offering and sale of the Senior Debt Securities, the Subordinated Debt Securities and the Common Stock, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Our opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws.

         Based upon and subject to the foregoing, and having regard for such legal considerations we have deemed relevant, we are of the opinion that:

         1. The Indenture has been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

         2. The Senior Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

         3. The Subordinated Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.


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         4. The Preferred Stock will be validly issued, fully paid and non-assessable when duly authorized by the Board of Directors and, when the Board of Directors or a duly authorized committee thereof has taken all necessary corporate action, including the adoption and filing of a Certificate of Designations, to approve the issuance of such Preferred Stock, the terms of the offering and related matters, and such Preferred Stock has been delivered to and paid for by the purchasers thereof.

         5. The Depository Shares with respect to any series of Preferred Stock will be validly issued, fully paid and non-assessable when duly authorized by the Board of Directors and, when the Board of Directors or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance of such Depository Shares, the terms of the offering thereof and related matters, and such Depository Shares have been delivered to and paid for by the purchasers thereof.

         6. The Common Stock (including Common Stock issuable upon conversion of or exchange for any Debt Security) has been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and against payment therefor, will be validly issued, fully paid and non-assessable.

         7. The Warrants will be legally binding obligations of the Company entitled to the benefits of the Warrant Agreement when duly authorized by the Board of Directors and, when the Board of Directors or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance of such Warrants, the terms of the offering thereof and related matters, and such Warrants have been duly delivered and paid for in accordance with the provisions of the Warrant Agreement.

         8. The Stock Purchase Contracts (whether issued separately or as part of a stock purchase unit) will be legally binding obligations of the Company when duly authorized by the Board of Directors and, when the Board of Directors or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance of such Stock Purchase Contracts, the terms of the offering thereof and related matters, and such Stock Purchase Contracts have been delivered to and paid for by the purchasers thereof.

         9. The Trust Preferred Securities Guarantees will be legally binding obligations of the Company when duly authorized by the Board of Directors and, when the Board of Directors or a duly authorized committee thereof has taken all necessary corporate action to approve such Trust Preferred Securities Guarantees, the terms thereof and related matters.

         The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a


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proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.


                                                   Very truly yours,

                                                   /s/ Shearman & Sterling



RBV/FJE